Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated December 6, 2023 and May 13, 2024, with respect to the consolidated financial statements of Kingtitan Technology Limited, for the years ended March 31, 2023 and 2022 in this Registration Statement on Form F-1 and the related Prospectus of Kingtitan Technology Limited filed with the Securities and Exchange Commission.

/s/ TPS Thayer, LLC

Sugar Land, Texas

May 13, 2024